                                                                   Exhibit g(2)

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to Custodian Contract is made as of June 29, 2001 by and between CitiFunds Institutional Trust (formerly known as Landmark Institutional Trust) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of August 10, 1992 (as amended, modified or supplemented and in effect from time to time, the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made four series, Citi Institutional Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Cash Reserves and Citi Institutional Tax Free Reserves, subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio" and collectively, as the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 14 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 16, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

ARTICLE 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Agreement shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (B) CONTRACTS; WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) In connection with any repurchase agreement related to foreign securities;

         (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)   In connection with the lending of foreign securities; and

         (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) For payment of part or all of the dividends received in respect of securities sold short;

         (vii) In connection with the borrowing or lending of foreign securities; and

         (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other' than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts do assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. The Custodian and the Fund hereby confirm to, and agree with, each other that all series of shares identified in the second "Whereas" clause of this Amendment are, and have been since the respective dates the Custodian commenced custodial services therefor, subject to the terms and provisions of the Contract each, as a Portfolio thereunder.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                               STATE STREET BANK AND TRUST COMPANY
/s/ Stephanie L. Poster
---------------------------------
Stephanie L. Poster
Vice President                              By:
                                            /s/ Joseph L. Hooley
                                            ---------------------------------
                                            Joseph L. Hooley, Executive Vice

WITNESSED BY                                CITIFUNDS INSTITUTIONAL TRUST

/s/ Harris Goldblat                         By: /s/ Thomas C. Mandia
---------------------------------           ---------------------------------
  Name:  Harris Goldblat                      Name:  Thomas C. Mandia
  Title  Assistant Secretary                  Title:  Assistant Secretary

                                                                     SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                 SUBCUSTODIAN

Argentina               Citibank, N.A.

Australia               Westpac Banking Corporation

Austria                 Erste Bank der Osterreichischen Sparkassen AG

Bahrain                 HSBC Bank Middle East (as delegate of The
                        Hongkong and Shanghai Banking Corporation
                        Limited)

Bangladesh              Standard Chartered Bank

Belgium                 Fortis Bank nv-sa

Bermuda                 The Bank of Bermuda Limited

Bolivia                 Citibank, N. A.

Botswana                Barclays Bank of Botswana Limited

Brazil                  Citibank, N.A.

Bulgaria                ING Bank N.V.

Canada                  State Street Trust Company Canada

Chile                   BankBoston, N.A.

People's Republic of    The Hongkong and Shanghai Banking Corporation
China                   Limited, Shanghai and Shenzhen branches

Colombia                Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.

Croatia                 Privredna Banka Zagreb d.d

Cyprus                  The Cyprus Popular Bank Ltd.

Czech Republic          Ceskoslovenska Obchodni Banka, A.S.

Denmark                 Danske Bank A/S

Ecuador                 Citibank, N.A.

Egypt Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia                 Hansabank

Finland                 Merita Bank Plc.

France                  BNP Paribas, S.A.

Germany                 Dresdner Bank AG

Ghana                   Barclays Bank of Ghana Limited

Greece                  National Bank of Greece S.A.

Hong Kong               Standard Chartered Bank

Hungary                 Citibank Rt.

Iceland                 Icebank Ltd.

India                   Deutsche Bank AG
                        The Hongkong and Shanghai Banking Corporation
                        Limited

Indonesia               Standard Chartered Bank

Ireland                 Bank of Ireland

Israel                  Bank Hapoalim B.M.

Italy                   BNP Paribas, Italian Branch

Ivory Coast             Societe Generale de Banques en Cote d'Ivoire

Jamaica                 Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                   The Fuji Bank, Limited
                        The Sumitomo Bank, Limited

Jordan HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan              HSBC Bank Kazakhstan

Kenya                   Barclays Bank of Kenya Limited

Republic of Korea       The Hongkong and Shanghai Banking Corporation Limited

Latvia                  A/s Hansabanka

Lebanon                 HSBC Bank Middle East (as delegate of The
                        Hongkong and Shanghai Banking Corporation
                        Limited)

Lithuania               Vilniaus Bankas AB

Malaysia                Standard Chartered Bank Malaysia Berhad

Mauritius               The Hongkong and Shanghai Banking Corporation
                        Limited

Mexico                  Citibank Mexico, S.A.

Morocco                 Banque Commerciale du Maroc

Namibia                 Standard Bank Namibia Limited

Netherlands             Fortis Bank (Nederland) N.V.

New Zealand             ANZ Banking Group (New Zealand) Limited

Nigeria                 Stanbic Merchant Bank Nigeria Limited

Norway                  Christiania Bank og Kreditkasse ASA

Oman                    HSBC Bank Middle East (as delegate of The
                        Hongkong and Shanghai Banking Corporation
                        Limited)

Pakistan                Deutsche Bank AG

Palestine               HSBC Bank Middle East (as delegate of The
                        Hongkong and Shanghai Banking Corporation
                        Limited)

Panama                  BankBoston, N.A.

Peru                    Citibank, N.A.

Philippines             Standard Chartered Bank

Poland                  Bank Handlowy w Warszawie S.A.

Portugal                Banco Comercial Portugues

Qatar                   HSBC Bank Middle East (as delegate of The
                        Hongkong and Shanghai Banking Corporation
                        Limited)

Romania                 ING Bank N.V.

Russia Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore               The Development Bank of Singapore Limited

Slovak Republic         Ceskoslovenska Obchodni Banka, A.S.

Slovenia                Bank Austria Creditanstalt d.d. - Ljubljana

South Africa            Standard Bank of South Africa Limited

Spain                   Banco Santander Central Hispano S.A.

Sri Lanka               The Hongkong and Shanghai Banking Corporation
                        Limited

Swaziland               Standard Bank Swaziland Limited

Sweden                  Skandinaviska Enskilda Banken

Switzerland             UBS AG

Taiwan - R.O.C.         Central Trust of China

Thailand                Standard Chartered Bank

Trinidad & Tobago       Republic Bank Limited

Tunisia                 Banque Internationale Arabe de Tunisie

Turkey                  Citibank, N.A.

Ukraine                 ING Bank Ukraine

United Kingdom          State Street Batik and Trust Company,
                        London Branch

Uruguay                 BankBoston, N.A.

Venezuela               Citibank, N.A.

Vietnam                 The Hongkong and Shanghai
                        Banking Corporation Limited

Zambia                  Barclays Bank of Zambia Limited

Zimbabwe                Barclays Bank of Zimbabwe Limited

                                                                     SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                DEPOSITORIES

Argentina                      Caja de Valores S.A.

Australia                      Austraclear Limited
                               Reserve Bank Information and Transfer System

Austria                        Oesterreichische Kontrollbank AG
                               (Wertpapiersammelbank Division)

Belgium                        Caisse Interprofessionnelle de Depots et de
                               Virements de Titres, S.A.

                               Banque Nationale de Belgique

Brazil                         Companhia Brasileira de Liquidacao e Custodia

                               Sistema Especial de Liquidacao e de Custodia
                               (SELIC)

                               Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                       Central Depository AD

                               Bulgarian National Bank

Canada                         Canadian Depository for Securities Limited

Chile                          Deposito Central de Valores S.A.

People's Republic of China     Shanghai Securities Central Clearing &
                               Registration Corporation Shenzhen Securities
                               Central Clearing Co., Ltd.

Colombia                       Deposito Centralizado de Valores

Costa Rica                     Central de Valores S.A.

Croatia                        Ministry of Finance

                               National Bank of Croatia

                               Sredisnja Depozitarna Agencija d.d.

Czech Republic                 Stredisko cennych papiru

                               Czech National Bank

Denmark                        Vaerdipapircentralen (Danish Securities Center)

Egypt                          Misr for Clearing, Settlement, and Depository

Estonia                        Eesti Vaartpaberite Keskdepositoorium

Finland                        Finnish Central Securities Depository

France                         Euroclear France

Germany                        Clearstream Banking AG, Frankfurt

Greece                         Bank of Greece,

                               System for Monitoring Transactions in

                               Securities in Book-Entry Form

                               Apothetirion Titlon AE - Central Securities
                               Depository

Hong Kong                      Central Clearing and Settlement System

                               Central Moneymarkets Unit

Hungary                        Kozponti Elszamolohaz es Ertektar
                               (Budapest) Rt. (KELER)

India                          National Securities Depository Limited

                               Central Depository Services India Limited

                               Reserve Bank of India

Indonesia                      Bank Indonesia

                               PT Kustodian Sentral Efek Indonesia

Israel                         Tel Aviv Stock Exchange Clearing
                               House Ltd. (TASE Clearinghouse)

Italy                          Monte Titoli S.p.A.

Ivory Coast                    Depositaire Central - Banque de Reglement

Jamaica                        Jamaica Central Securities Depository

Japan                          Japan Securities Depository Center (JASDEC)
                               Bank of Japan Net System

Kazakhstan                     Central Depository of Securities

Kenya                          Central Bank of Kenya

Republic of Korea              Korea Securities Depository

Latvia                         Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

Lithuania                      Central Securities Depository of Lithuania

Malaysia                       Malaysian Central Depository Sdn. Bhd.

                               Bank Negara Malaysia,
                               Scripless Securities Trading and Safekeeping
                               System

Mauritius                      Central Depository and Settlement Co. Ltd.

                               Bank of Mauritius

Mexico                         S.D. INDEVAL
                               (Instituuo para el Deposito de Valores)

Morocco                        Maroclear

Netherlands                    Nederlands Centraal Instituut voor
                               Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                    New Zealand Central Securities
                               Depository Limited

Nigeria                        Central Securities Clearing System Limited

Norway                         Verdipapirsentralen (Norwegian Central
                               Securities Depository)

Oman                           Muscat Depository & Securities
                               Registration Company, SAOC

Pakistan                       Central Depository Company of Pakistan Limited
                               State Bank of Pakistan

Palestine                      Clearing Depository and Settlement, a department
                               of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines                    Philippine Central Depository, Inc.

                               Registry of Scripless Securities
                               (ROSS) of the Bureau of Treasury

Poland                         National Depository of Securities
                               (Krajowy Depozyt Papierow Wartosciowych SA)

                               Central Treasury Bills Registrar

Portugal                       Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                        National Securities Clearing, Settlement and
                               Depository Company

                               Bucharest Stock Exchange Registry Division

                               National Bank of Romania

Singapore                      Central Depository (Pte) Limited

                               Monetary Authority of Singapore

Slovak Republic                Stredisko cennych papierov

                               National Bank of Slovakia

Slovenia                       Klirinsko Depotna Druzba d.d.

South Africa                   Central Depository Limited

                               Share Transactions Totally Electronic
                               (STAATE) Ltd.

Spain                          Servicio de Compensacion y
                               Liquidacion de Valores, S.A.

                               Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                      Central Depository System (Pvt) Limited

Sweden                         Vardepapperscentralen VPC AB
                               (Swedish Central Securities Depository)

Switzerland                    SegaIntersettle AG (SIS)

Taiwan - R.O.C.                Taiwan Securities Central Depository Co., Ltd.

Thailand                       Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                         Takas ve Saklama Bankasi A.S. (TAKASBANK)
                               Central Bank of Turkey

Ukraine                        National Bank of Ukraine

United Kingdom                 Central Gilts Office and Central Moneymarkets
                               Office

Venezuela                      Banco Central de Venezuela

Zambia                         LuSE Central Shares Depository Limited

                               Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                      BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets    An overview of settlement and
                                         safekeeping procedures, custody
(hardcopy annually and regular           practices and foreign investor
website updates)                         considerations for  the markets in
                                         which State Street offers custodial
                                         services.

Global Custody Network Review            Information relating to Foreign
(annually)                               Sub-Custodians in State Street's
                                         Global Custody Network. The Review
                                         stands as an integral part of the
                                         materials that State Street provides
                                         to its U.S. mutual fund clients to
                                         assist them in complying with SEC Rule
                                         17f-5. The Review also gives insight
                                         into State Street's market expansion
                                         and Foreign Sub-Custodian selection
                                         processes, as well as the procedures
                                         and controls used to monitor the
                                         financial condition and performance of
                                         our Foreign Sub-Custodian banks.

Securities Depository Review             Custody risk analyses of the Foreign
(annually)                               Securities Depositories presently
                                         operating in Network markets. This
                                         publication is an integral part of the
                                         materials that State Street provides
                                         to its U.S. mutual fund clients to
                                         meet informational obligations created
                                         by SEC Rule 17f-7.

Global Legal Survey (annually)           With respect to each market in which
                                         State Street offers custodial
                                         services, opinions relating to whether
                                         local law restricts (i) access of a
                                         fund's independent public accountants
                                         to books and records of a Foreign
                                         Sub-Custodian or Foreign Securities
                                         System, (ii) a fund's ability to
                                         recover in the event of bankruptcy or
                                         insolvency of a Foreign Sub-Custodian
                                         or Foreign Securities System, (iii) a
                                         fund's ability to recover in the event
                                         of a loss by a Foreign Sub-Custodian
                                         or Foreign Securities System, and (iv)
                                         the ability of a foreign investor to
                                         convert cash and cash equivalents to
                                         U.S. dollars.

Subcustodian Agreements                  Copies of the contracts that State
(annually)                               Street has entered into with each
                                         Foreign Sub-Custodian that maintains
                                         U.S. mutual fund assets in the markets
                                         in which State Street offers custodial
                                         services.

Global Market Bulletin                   Information on changing settlement and
(daily or as necessary)                  custody conditions in markets where
                                         State Street offers custodial
                                         services. Includes changes in market
                                         and tax regulations, depository
                                         developments, dematerialization
                                         information, as well as other market
                                         changes that may impact State Street's
                                         clients.

Foreign Custody Advisories               For those markets where State Street
(as necessary)                           offers custodial services that exhibit
                                         special risks or infrastructures
                                         impacting custody, State Street issues
                                         market advisories to highlight those
                                         unique market factors which might
                                         impact our ability to offer recognized
                                         custody service levels.

Material Change Notices (presently       Informational letters and accompanying
on a quarterly basis or as               materials confirming State Street's
otherwise necessary)                     foreign custody arrangements,
                                         including a summary of material
                                         changes with Foreign Sub-Custodians
                                         that have occurred during the previous
                                         quarter. The notices also identify any
                                         material changes in the custodial
                                         risks associated with maintaining
                                         assets with Foreign Securities
                                         Depositories.